Exhibit 99.1

CONFIDENTIAL

LINCOLNWAY ENERGY, LLC

MEMORANDUM OF TERMS

This Memorandum of Terms outlines the principal terms and conditions of a potential investment transaction between the below-named Issuer and potential Investor.  Except for the terms set forth herein under the Section designated "Binding Terms", this Memorandum of Terms is not an enforceable agreement between Issuer and Investor.  This Memorandum of Terms does not constitute an offer to sell or an offer to purchase securities in any state where the offer or sale is not permitted.

THE OFFERING

Issuer:	Lincolnway Energy, LLC, an Iowa limited liability company (the “Company” or “Issuer”))

Current Units Outstanding:	42,049 common units (“Common Units”)

Initial Issuance:

Securities Issued (Class A):	A newly created class of preferred A units of the Company senior to all existing units of the Company (the “Class A Units”)

Amount of the Investment:	$5,000,000

Consideration:	Cash

Number of units:	42,049 units

Price per unit:	$118.91/unit (the “Class A Per Unit Price”)

Investor:	To-be-formed Nebraska LLC, wholly owned by Husker Ag, LLC (“Husker Ag”)

Anticipated Closing:	As soon as possible following satisfaction of conditions precedent (including Member Approval (as defined below) and completion of Definitive Agreements), but no later than March 31, 2020

Member Offering:

Securities Issued (Class B):	A newly created class of preferred B units of the Company senior to all Common Units and junior to the newly created preferred A units of the Company (the “Class B Units”)

Amount of the Investment:	$2,500,000

Consideration:	Cash

Number of units:	21,024 units

Price per unit:	$118.91/unit (the “Class B Per Unit Price”)

Investors:	Members of Issuer who are Accredited Investors and subscribe in Member Offering

Post-closing capitalization:	The Company’s capital structure before and after the Closing is set forth on Exhibit A.

Anticipated Closing Date:	May 1, 2020

TERMS OF THE CLASS A AND CLASS B UNITS

Distributions:
All distributions shall be approved by the Company’s Board of Directors.  All Distributions other than Liquidation Events shall be made ratably to Common Units, Class B and Class A Units on a per unit basis. Distributions made in connection with a Liquidation Event shall be subject to the priority described below.

Priority in Liquidation: Distributions of proceeds from any liquidation, dissolution or winding up of the Company or Deemed Liquidation Event (a “Liquidation Event”), will be made in the following order and priority:

(a) First, distributions shall be made to the holders of Class A Units until such holders are paid in full one (1) times the amount of their equity capital contributions (including both operating and liquidation distributions);

(b) Second, distributions shall be made to the holders of Class B Units (after Class A is paid in full first) until such holders are paid in full one (1) times the amount of their Class B equity capital contributions (including both operating and liquidation distributions);

(c) Thereafter, distributions shall be made ratably to the holders of Common Units, Class B and Class A Units.

Deemed liquidation: A sale of all or substantially all of the Company’s assets in a single transaction or a series of transactions or a merger or consolidation of the Company with any other company or other transaction in which the holders of the Company's voting power prior to the transaction will hold less than 50% of the voting power of the surviving entity will be treated as a Liquidation Event (a “Deemed Liquidation”), thereby triggering payment of the liquidation preferences described above.   A Deemed Liquidation may be waived upon the election of the holders of a majority of the outstanding Class A Units.

Voting rights:
Each Class A Unit will have the right to one vote per unit.  The Class A Units will vote with the Class B and Common Units on all matters except the election of directors.  (See “Board of Directors” below.)

Each Class B Unit will have the right to one vote per unit. The Class B Units will vote with the Common Units on all matters.

Protective provisions:
So long as any of the Class A Units are outstanding, consent of the holders of at least a majority of the Class A Units will be required for any action that (i) alters any provision of the Certificate of Organization or Operating Agreement if it would adversely alter the rights, preferences, privileges or powers of or restrictions on the Class A Units; (ii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Class A Units, or increase the authorized number of Class A Units; (iii) approves any merger, sale of assets or other corporate reorganization or acquisition; (v) approves the purchase, redemption or other acquisition of any common units of the Company, other than repurchases pursuant to units restriction agreements approved by the Board of Directors upon termination of a consultant, director or employee; (vi) declares or pays any distribution with respect to any capital units prior to the Class A Units (except as otherwise provided in the Operating Agreement); (vii) incur or guaranty indebtedness for borrowed money in excess of $25,000,000; (viii) create or hold capital units in any subsidiary that is not a wholly-owned subsidiary or dispose of any subsidiary units or all or substantially all of any subsidiary assets; or (ix) increase or decrease the size of the Board of Directors; (x) makes any material change to the Company's business, or (xi) approves the liquidation or dissolution of the Company.

So long as any of the Class B Units are outstanding, consent of the holders of at least a majority of the Class B Units will be required for any action that alters any provision of the Certificate of Organization or Operating Agreement if it would adversely alter the rights, preferences, privileges or powers of or restrictions on the Class B Units.

Board of Directors:
The Board of Directors of the Company will be comprised of seven (7) directors.  The Class A Unit holders shall be entitled to elect four (4) directors to the Board of Directors.  The Class B and Common Unit holders shall be entitled to elect three (3) directors to the Board of Directors, and such three seats shall initially be held by Jeff Taylor, Bill Couser, and Rick Vaughan.  The Company will purchase D&O insurance with coverage and in an amount satisfactory to the Board and will indemnify directors to the fullest extent permitted by applicable law.

Preemptive Rights:	Husker Ag will have a right to purchase its pro rata share of any subsequent issuance of equity securities, other than the Member Offering described below.

Transfer right:
Husker Ag shall have the unrestricted right to transfer the Class A units, along with all rights pertaining thereto, to any third party, subject to (i) compliance with applicable securities laws, and (ii) such transfer or transfers not resulting in the Company becoming taxable as a corporation.

Information rights:	The Company will provide customary information rights to Husker Ag, including audited annual financial reports, unaudited quarterly financial reports, and annual operating budget and business plan.

OTHER MATTERS

Definitive Agreements:
The issuance of the Class A Units will be made pursuant to a membership unit purchase agreement drafted by counsel to Husker Ag, which will contain, among other things, appropriate representations and warranties of the Company, and appropriate conditions of closing, and an Amended and Restated Operating Agreement implementing the rights, powers, and preferences of the Class A Units (collectively, the "Definitive Agreements").

Member Offering:
Subsequent to the issuance of Class A Units to Husker Ag, the Company shall offer to each existing member who meets the definition of an accredited investor (“Accredited Existing LWE Members”) the right to purchase a proportional share of 21,024 Class B Units at the Class B Per Unit Price ($118.91), for a total offering price of $2,500,000.00 (the “Member Offering”).

Proportional share units not purchased by Accredited Existing LWE Members will be offered to Accredited LWE Existing Members as a reallocated proportional share to those that wish to purchase more than their proportional share.

The Member Offering will close no later than May 1, 2020.  LWE will notify Husker Ag within five days after the Member Offering closing of the number or Class B Units remaining, if any.   To the extent of any Class B Units not purchased by Accredited Existing LWE Members under the Member Offering either as a Proportional Share or Reallocated Proportional Share (the “Unsubscribed Units”), Husker Ag shall purchase that number of additional Class A Units equal to the number of Unsubscribed Units in the Member Offering, at the Class B Per Unit Price.

No fractional Class A or Class B Units will be sold

Management Services:
The Company and Husker Ag have entered into a Management Agreement dated January 15, 2020, pursuant to which Husker Ag shall provide management services, in consideration for a management fee equal to $36,000 per month ($432,000 annually).  The initial term of the Management Agreement is four (4) months.  As a condition to the issuance of the Class A Units, the parties shall have agreed upon a renewal of the Management Agreement on terms mutually acceptable to both parties.

Finders:	The Company and Husker Ag will each indemnify the other for any finder’s fees for which they are respectively responsible.

Conditions precedent:	The issuance of the Class A units will be subject to the following conditions:

• Completion of due diligence to the satisfaction of Husker Ag;

• Negotiation and execution of closing documents customary in transactions of this nature;

•     Evidence that the Company has entered into employment agreements with all key employees and proprietary information agreements with all employees and independent contractors containing provisions satisfactory to Husker Ag with respect to confidentiality, ownership of intellectual property, non-competition, and non-solicitation;

•     Receipt of all required authorizations, approvals and consents, including approval of the Company’s members at a special meeting (expected to be held the third week of March, 2020) of certain amendments to the Operating Agreement of the Company allowing the Board to finalize and execute the Definitive Agreements (“Member Approval”);

• Delivery of customary closing certificates; and

• The absence of material adverse changes with respect to the Company.

BINDING TERMS

Confidentiality:
Except as provided below, the Company shall not disclose the existence or terms of this Memorandum of Terms, or the fact that Husker Ag is considering an investment in the Company, to any party (other than directors, officers, employees, and advisors of the parties), without the prior approval of Husker Ag or as required by applicable law.  Husker Ag acknowledges the Company filed an 8-K regarding the Management Agreement and understands and approves filing of this Memorandum of Terms as an exhibit to a proxy statement seeking approval of Operating Agreement changes necessary to implement the terms hereof.

Fiduciary Out:
Notwithstanding anything to the contrary herein, nothing in this Memorandum of Terms shall require the Company or any of the Company’s directors or officers (in such person’s capacity as a director or officer) to take any action, or to refrain from taking any action, including, without limitation, participating in discussions or negotiations regarding potential Alternative Transactions (as defined below), to the extent that taking such action or refraining from taking such action would be inconsistent with such person’s fiduciary obligations under applicable law (the rights of the Company and its officers and directors under this provision, the “Fiduciary Out”) as determined in good faith by the directors of the Company; provided that, in consideration of the time and expense incurred by Husker Ag and the management services provided by Husker Ag under the Management Agreement in contemplation of the proposed transaction under this Memorandum of Terms, if the Company during the Exclusivity Period participates in discussions or negotiations regarding a potential Alternative Transaction and does not enter into the Definitive Agreements with Husker Ag prior to the Expiration Date, the Company shall pay to Husker Ag (in addition to reimbursement of out of pocket expenses as set forth below) an amount equal to the greater of $100,000 OR 5% of the total purchase price received by the Company in connection with the Alternative Transaction.

Exclusivity:
The Memorandum of Terms will expire without any action by either party if the Definitive Agreements are not executed prior to the date sixty (60) days following the Effective Date set forth below (the "Expiration Date").  From the Effective Date of this Memorandum of Terms until the Expiration Date (the "Exclusivity Period") and subject to the Fiduciary Out, the Company agrees that it will not directly or indirectly pursue or solicit any agreement or commitments regarding investment by any other potential equity investors in the Company or any merger or sale of all or substantially all of the assets or units of the Company (“Alternative Transactions”).

Expenses:
The Company shall pay the reasonable out of pocket expenses of Husker Ag, including fees for legal counsel up to a maximum of $100,000, based on reasonable efforts in work performed and accompanied with detailed invoices.

(Signature page follows)

This Memorandum of Terms may be executed in counterparts, which together will constitute one document. Facsimile signatures shall have the same legal effect as original signatures. The legally binding portions of this Memorandum of Terms will be governed by Nebraska law, without regard to conflicts-of-law principles.

Effective Date: February 6, 2020

LINCOLNWAY ENERGY, LLC	HUSKER AG, LLC

/s/ Jeff Taylor	/s/ Robert Brummels
Signature	Signature

Jeff Taylor	Robert Brummels
Print name	Print name

Chairman of the Board	Chairman of the Board
Print title	Print title

02/06/2020	02/06/2020
Date	Date

EXHIBIT A

CAPITALIZATION

Member	Class	Pre-Investment		Post-Investment (Husker Ag)		Post – Investment (Member Offering)
		Units	%	Units	%	Units	%
Current Members	Common	42,049	100%	42,049	50%	42,049	40.00%
Husker Ag	Class A	-	-	42,049	50%	42,049	40.00%
Subscribers in Member Offering	Class B	-	-	-	-	21,024**	20.00%

**Assumes Member Offering is fully subscribed.

** Post invested is offered at $118.91 per unit